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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                        Unaudited                           Unaudited
                                                  Three Months Ended                     Nine Months Ended
                                                  --------------------------------------------------------------
                                                  Aug. 31,      Aug. 31,              Aug. 31,          Aug. 31,
                                                   1996           1995                  1996              1995
                                                   ----           ----                  ----              ----
EARNINGS (Dollars in Millions)

Net Income for Primary Earnings
    Per Share                                         15.9           8.0                  18.3             31.3

Tax Affected Interest Expense
    Applicable to 8% Convertible
    Subordinated Debentures                            1.4           1.4                   4.1              4.1
                                                ----------     ---------             ---------       ----------

Net Income for Fully Diluted Earnings
    Per Share                                   $     17.3     $     9.4             $    22.4       $     35.4
                                                ==========     =========             =========       ==========

SHARES (In Thousands)

Weighted Average Number of Common
    Shares Outstanding for Primary
    Earnings Per Share (see Note B)                 33,734        33,362                33,622           32,620

Additional Shares Issuable Under Stock
    Options for Fully Diluted Earnings Per
    Share                                                1             -                    72                -

Assuming Conversion of 8% Convertible
    Subordinated Debentures                          7,158         7,158                 7,158            7,158
                                                ----------     ---------             ---------       ----------

Weighted Average Number of Common
    Shares Outstanding for Fully Diluted
    Earnings Per Share                              40,893        40,520                40,852           39,778
                                                ==========     =========             =========       ==========

EARNINGS PER SHARE

Primary:                                        $      .47     $     .24             $     .55       $      .96
                                                ==========     =========             =========       ==========

Fully Diluted:                                  $      .42     $     .23             $     .55       $      .89
                                                ==========     =========             =========       ==========

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